AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON Ma y 19  , 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 9

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lepota, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

5999

(Primary Standard Industrial Classification Code Number)

(IRS Employer Identification No. 47-1549749)

5348 Vegas Dr.

Las Vegas, NV 89108

+7918 553 90 95

   (Address and telephone number of registrant's principal executive offices)

Frederick C. Bauman, Esq.

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131

(702) 533-8372

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities	Amount	offering	aggregate	Amount
to be	to be	price	offering
Registered	registered	per share(2)	price	fee(1)
Common Stock	10,050,000	$.01	$100,500	$12.94

(1)

This is an initial offering and no current trading market exists for our common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

Lepota, Inc.

10,050,000 SHARES OF COMMON STOCK

$.01 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Lepota, Inc. and no public market exists for the securities being offered. Lepota, Inc. is offering for sale a total of 10,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. A selling shareholder is offering an additional 50,000 shares at the same price.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Lepota, Inc. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Lepota, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering	Total
	Price	Amount of	Underwriting
Proceeds
	Per Share	Offering	Commissions	To Us
Common Stock	$.01	$100,000	$0	$100,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated ______2015

Lepota, Inc.

5348 Vegas Dr., Las Vegas, NV 89108

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Lepota" are to Lepota, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Lepota, Inc. was incorporated in the State of Nevada on December 9, 2013.  Our primary business will be the import of cosmetics into the Russian Federation and distribution of the products through shops and drugstores. We have concluded agreements with InterBeauty, LLC and South Distribution Company for distribution of the products.

We are a development stage company and have not yet generated any revenues. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and negotiation of supply and distribution contracts. We have procured our domain name, www.lepotainc.com, and the website is currently in development. Per our business plan we anticipate sales to begin in August 2015. Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our assets at January 31, 201 5 consisted of $ 47 .

Our administrative office of the company is currently located at the premises of our President, Iurii Iurtaev, which he provides to us on a rent free basis at 11 Leliushenko Street, Apt 65, Rostov-on-Don 344045 We plan to use these offices until we require larger space. Our fiscal year end is July 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	10,000,000 shares of common stock, par value $.001. A selling shareholder is selling an additional 50,000 shares in this offering.

Offering Price per Share:	$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:	$100,000

Use of Proceeds:	We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	5,000,000

Number of Shares Outstanding After the Offering:	15,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarises the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of July 31, 2014
Balance Sheet
Total Assets	$3,495
Total Liabilities	$3,845
Stockholders Deficit	$349

Period from December 9, 2013
(date of inception) to
________July 31_______, 2014
Income Statement
Revenue	$-0-
Total Expenses	$5,349
Net Loss	$(5,349)

The following  financial information  for the period from July 31, 2014 till January 31, 201 5

As of January 31, 201 5
Balance Sheet
Total Assets	$(47)
Total Liabilities	$7,445
Stockholders Deficit	$7,491

Period from December 9, 2013
(date of inception) to
___________ January 31____, 201 5
Income Statement
Revenue	$-0-
Total Expenses	$12,492
Net Loss	$(12,492)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

OUR MARKET IS WITHIN THE RUSSIAN FEDERATION.

International sanctions on Russia could be imposed that could also affect our business.  As our supplier is likely to be located in Poland we will work across the border, we may have issues with customs, brokers or transportation companies.  This may delay the process of certification of products and their delivery time.  Delays and the delivery condition of our products may cause the goods to expire and this could bring losses to our business.  Fluctuations in Russian import taxes can arise and this will affect our profit margin.  In addition, there is the risk posed by fluctuations in exchange rates.

OUR PRODUCTS MAY BE TOO EXPENSIVE FOR THE RUSSIAN CONSUMER; WE DO NOT YET HAVE ANY CONTRACTS WITH POTENTIAL SUPPLIERS

Our products may be too expensive for the Russian consumer.  Most of the brands of Russian cosmetics companies are in the middle or lower price categories.  A characteristic feature of the Russian cosmetics market is that monetary consumption of cosmetic products per capita in Russia is lower than Europe.  In addition, we have not yet negotiated with any of the potential suppliers that we have identified.  If we are unable to negotiate supply contracts, it may be more difficult or impossible to obtain inventory to sell.

IURII IURTAEV, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin during second part of the year of 2015.  Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Iurtaev. While his business experience includes Director in sales, brand director in product promotion of “Kalina” and “Kalina Décor” concern, trade representative of “YuDiCom” Ltd, “Kalina” division, which were all within the cosmetics industry,he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION

Our independent registered accountants’ audit report stated that we have had significant operating losses, a working capital deficiency and that we are in need for a new capital raise, which raise substantial doubt about our ability to continue as a going concern.  If Management is unable to address these uncertainties in a successful manner, we could go out of business, with the result that you would lose your investment.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on December 9, 2013 ; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST QUARTER OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST QUARTER OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR COSMETICS IN RUSSIA. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to market cosmetic products that the public finds desirable and willing to purchase is critically important to our success. We cannot be certain that the products that we will be offering will be appealing to the Russian public and as a result there may not be any demand for these products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our products in the future that the public's demand for these new product offerings will develop and this could adversely affect our business and any possible revenues.

THE LOSS OF THE SERVICES OF IURII IURTAEV COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR PRODUCTS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President,Iurii Iurtaev. We expect  Mr. Iurtaev to  conduct negotiations with the producing company, determine the product positioning at a distribution market and its price model, and  conclude agreements. If he is unable to perform his duties, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our products. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE RUSSIAN COSMETIC INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT IMPORT AND DISTRIBUTE A DESIRABLE OFFERING OF PRODUCTS THAT THE RUSSIAN PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The Russian cosmetic industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including financial and marketing. Many well-known leaders of the world of perfumes and cosmetics are already active in the Russian market, such as Procter & Gamble, Henkel, Avon, Unilever and Oriflame.  In addition to these large competitors there are numerous smaller operations that have developed and are marketing custom products. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

WE CURRENTLY HAVE ONLY TWO CUSTOMERS.

At this time we have only two customers to sell our products to, specifically InterBeauty and South Distribution Company. Our cosmetics are new for Russian consumers and no demand may develop for our products.  We have not identified any more customers for our cosmetics and we cannot guarantee that we will add more customers.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE COSMETICS INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY COPYRIGHT OR TRADEMARK PROTECTION FOR OUR PROPOSED PRODUCTS, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our ideas for our cosmetics are desirable; however, we currently have no copyright or trademark for our products or brand name. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no copyright protection unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, products or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the

Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $25,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Lepota or anyone acting on our behalf with any marketmaker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.00 62 per share, $0.00 38 _less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 33% of our common stock.   In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher.  It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*

trends affecting the Company's financial condition, results of operations or future prospects

*

the Company's business and growth strategies

*

the factors that we expect to contribute to our success and our ability to be successful in the future

*

our business model and strategy for realizing positive sales result

*

competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*

expenses

*

our expectations with respect to continued disruptions in the   global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*

the impact of new accounting pronouncements on our financial Statements

*

that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*

our market risk exposure and efforts to minimize risk

*

our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*

that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*

expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*

the Company's inability to raise additional funds to support operations and capital expenditures

*

the Company's inability to effectively manage its growth

*

the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*

the Company's inability to successfully compete against existing and future competitors

*

the effects of intense competition that exists in the Russian cosmetics industry

*

the economic downturn and its effect on consumer spending

*

the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*

the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*

the effects of energy price increases on our cost of operations and our revenues

*

financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry  and

*

other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $100,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.

	$25,000	$50,000	$75,000	$100,000
Legal and professional fees & Public company reporting cost	$10,000	$10,000	$10,000	$10,000
Net proceeds	$15,000	$40,000	$65,000	$90,000
The net proceed will be used :
Rent of a premise	$2,400	$6,000	$12,000	$18,000
Office equipment	$2,000	$8,000	$10,000	$17,000
Hiring personnel and Salaries	$6,000	$12,000	$18,000	$18,000
Communication	$1,200	$5,000	$8,000	$15,000
Marketing & advertising	$3,400	$9,000	$17,000	$22,000

None of the money allocated to salaries here is will be used as compensation for our officers and director, including deferred compensation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31,201 5 , the net tangible book value of our shares was $(7,491) or approximately $(0.001 5 ) per share, based upon 5,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 15,000,000 shares to be outstanding will be $ 92,509 , or approximately $0.006 2 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (5,000,000 shares) will be increased by $0.00 77 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per Share) of $0.00 38 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.00 62 per share, reflecting an immediate reduction in the $0.01 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 33.33% of the total number of shares then outstanding, for which he will have made a cash investment of $5,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 66,67% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $0.01 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to January 31, 201 5 .  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

Percent of Shares Sold from Maximum Offering Available	100%	75%	50%	25%
Amount of new funding	$ 100,000	$ 75,000	$ 50,000	$ 25,000
Net Tangible Book Value Prior to this Offering	$ (7,491)	$ (7,491)	$ (7,491)	$ (7,491)
Net Tangible Book Value After this Offering	$ 92,509	$ 67,509	$ 42,509	$ 17,509
Public Offering Price per Share	$ .01	$ .01	$ .01	$ .01
Price Paid per Share by Existing Shareholders	$ .001	$ .001	$ .001	$ .001
Shares after offering	15,000,000	12,500,000	10,000,000	7,500,000
Net tangible book value before offering per share	$ (0.0015)	$ (0.0015)	$ (0.0015)	$ (0.0015)
Increase in net tangible book value per share	$ .0077	$ .0069	$ .0058	$ .0038
Net tangible book value after offering per share	$ .0062	$ .0054	$ .0043	$ .0023
Dilution to investors per share	$ .0038	$ .0046	$ .0057	$ .0077
Dilution as a percentage	38%	46%	57%	77%

The following table summarizes the number and percentage of shares purchased,

the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

		Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Existing
Stockholder	$.001	5,000,000	33.33%	$5,000

Investors in
This Offering	$.01	10,000,000	66.67%	$100,000

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr. Iurtaev  to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares he sells. Likewise, the 50,000 shares being offered by Mr. Lawrence will be offered by him directly to the public.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Iurii Iurtaev, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business acquaintances. Mr. Lawrence intends to sell the 50,000 shares that he is offering to his friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Iurtaev will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Iurtaev will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on  transactions in securities; and

c.

Our officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker-dealer; and

d.

Our officer and our director meets the conditions of paragraph  (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A)  primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. The selling shareholder will also sell at a fixed price of $0.01.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  All checks for subscriptions should be made payable to  Lepota, Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

SELLING STOCKHOLDERS

The selling shareholder named in this prospectus is offering  50,000 shares of common stock  through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that was exempt from registration pursuant to Regulation S of the Securities Act of 1933. The selling shareholders purchased his shares from the company in private offering.  The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of January 31, 201 5 , including:

1. The number of shares owned by him prior to this offering;

2. The total number of shares that are to be offered by him;

3. The total number of shares that will be owned by him upon completion of the offering;

4. The percentage owned by him upon completion of the offering; and

5. The identity of the control person(s) of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,000,000 shares of common stock outstanding on July 31, 2014.

	Beneficial Ownership Prior to this Offering				Beneficial Ownership After this Offering (1)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
Rene Lawrence*	5,000,000	100.0%	50,000%		4,950,000	33.0%

Totals	5,000,000	100.0%	50,000	1.0%	4,950,000	33.0%

*Mr. Lawrence is Secretary of the Company and is also the controlling stockholder, as he presently owns 100% of our capital stock.

(1)

In the event that the selling stockholder sells the 50,000 shares, he will own the following percentage of the Company’s outstanding common stock depending on the percentage of the Company’s offering that is sold, as follows”

Percentage of Company Offering Sold

 Percentage Ownership of Selling Stockholder after the Offering

  0%

                                99%

25%

                                66%

50%

                                49.5%

75%

                                39.6%

                              100%

                                33%.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to July 31, 2014 have been audited by Harris & Gillespie CPA's, PLLC.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

 Frederick C. Bauman, Esq. of the Bauman & Associates Law Firm has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Lepota, Inc. was incorporated in the State of Nevada on December 9, 2013. We were formed to import and distribute cosmetic products in Russia. The company was incorporated by our director.

We are still in the development stage and we have generated no revenues. Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

We have identified number of Poland - based companies that produces high-quality innovative cosmetics that are not widely represented on the territory of Russia.We haven’t yet established any contracts with these firms. We intend to distribute their products in Russia through shops and Drugstores.  We presently have a contract with a purchaser, Interbeauty, which we believe has access to the intended market. This contract reached its expiration date on December 31, 2014. However an extension has been signed in order to prolong the same contract until December 31, 2015.

 The main material terms of concluded with Interbeauty are:

1. Organization of long-term cooperation.
2. The SUPPLIER (Lepota Inc.) shall supply the goods of the available assortment, and the PURCHASER  (Interbeauty) shall accept and pay for them within the periods set by this Contract.

4. The SUPPLIER shall supply the goods within 3 (three) working days after reception of order from the PURCHASER in written or electronic form subject to availability of ordered assortment at the SUPPLIER warehouse.
5. The quality of the goods to be supplied shall meet the legislation demands placed on the product quality that shall be confirmed by the availability of the appropriate certificates, conclusions, etc.
6. The Parties shall try to settle all disputes that can arise from this Contract or concerning it by means of bilateral negotiations, and in case of impossibility to reach an understanding these disputes shall be settled at Arbitration Court in the plaintiff jurisdiction.
7. Contract shall become effective from the moment of its signing by the persons authorized for it and shall now be effective up to December 31,,2015.

In addition, on November 20, 2014 we entered into an agreement with South Distibuting Company (South Distributing).  This agreement has a term of one year.  South Distributing would purchase our products on similar terms to the terms of the Interbeauty contract.  It is the Company’s intention to sell products to both Interbeauty and South Distributing.  The South Distibuting agreement is intended to provide for additional sales, not replace the Interbeauty agreement.We have target companies that we aim to work with on intercontinental level. These companies are:  based in U.S.  and  Japan. One American company   in particular has nail accessories products that we find are not represented on the Russian market.

As of this date, we do not have any formal agreements with either of these companies based in U.S. or Japan.

We intend to search for marketable products through focus groups, which are in demand in the Russian markets nowadays and search for  the firms that produce these products through out  foreign markets. Conclude  exclusive contracts with them  for supply on the territory of Russia. c o nclude  contracts to supply  shops and local networks of drogerie format distribute  imported products to selling points.

We believe that products for import should be: unique, innovative, high-quality, attracting new customers to the shops and local networks, because of such product absence within the federal networks.

Our pricing model is based on the premise that the price should be the same for all territory of Russia and allow our clients to have a trading margin of at least 50 % more than have the known multi-brand manufacturers of mass market format.

THE PRINCIPLE OF BUILDING RELATIONSHIPS WITH THE MANUFACTURER.

1 To begin, we determine the type of products that has the prospects for the development of sales. (range, design, product category, price, pricing model, packaging, uniqueness and company benefits.

2 Manufacturer’s selected products are determined through our search for new businesses on international trade exhibition taking place in Bologna, Moscow, Guangzhou and Istanbul.

3 From producers who have a product suitable for all specified criteria (item 1) we take their prospectus coordinates and samples.

4 Next, we conduct focus groups through which we select the most interesting position.

5. From the manufacturer we then request price lists for these positions. When the pricing of manufacturer and our price model for a particular product coincide - communications for an appointment begin in order to discuss all the terms of the contract for the products supply.

6 Following the meetings, subject to agreements on all issues – formal supply contract is produced, we continue mutual operations including delivery/receipment of the product itself.

MARKETING

Our target market is retailers that sell to Russian women age 18 and up and distributors who supply these retailers.  Sales of cosmetics have grown significantly in Russia over the past five years. According to data studied on Euromonitor International Ltd., a company that highlights worldwide markets of the future and publishes extensive reports on them, we’ve observed a dynamic uptrend on the cosmetics market in Russia.

The volume of trade of the cosmetic market in Russia in USD$ Billion

Data gathered from Euromonitor International Ltd.

We plan to initially sell our cosmetics in Russia through InterBeauty, our initial purchaser, and to try to secure additional channels of distribution.

We intend going to launch a public relations campaign to get our web site exposure which will direct buyers for retailers directly to the website.

Product information will be available at our proposed website www.lepotainc.com . We are currently Looking at several additional manufacturers of cosmetic products. Additionally, to increase awareness we will be attending  major Cosmetic shows in Russia and Europe.

The depth of product offered is intended to be substantial. We would like every order to have a personal relationship attached to it - making it a truly pleasurable experience to do business with us. We will build on a referral program to retain and expand our customer database.

We are confident in the quality of our products and for any damaged goods while in transit we will refund.

DISTRIBUTION METHODS

We initially plan to sell the cosmetics through InterBeauty, LLC, a Russian cosmetics distributor with access to numerous shops, drugstores and other retail outlets.  As our business grows, we may also sell direct to certain retailers or develop an online store through our website.

Our vision is become one of the leading importers and suppliers of cosmetics in Russia.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The Russian cosmetic industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including financial and marketing. Many well-known leaders of the world of perfumes and cosmetics are already active in the Russian market, such as Procter & Gamble, Henkel, Avon, Unilever and Oriflame.  In addition to these large competitors there are numerous smaller operations that have developed and are marketing custom products.

We believe that our competitive strengths will lay in our managing director with his extensive experience and knowledge from within the industry, we rely on his ability to pin point a products for import that is unique, innovative, high-quality, able to attract new customers and be interesting for the shops and networks on the federal level.

SOURCES AND AVAILABILITY OF PRODUCTS

We will be contracting with manufacturers to provide their products to us, which will be selling to distributors or directly to retailers. We have identified several manufacturers that specialize in cosmetics. We will be negotiating agreements that will be suitable to all parties for our cosmetic products.

All completed product will be sent out from our offices or warehouse in Rostov – on Don to ensure quality and speed of service.

The company looks for the foreign producer on the following contract conditions:

1. Production of the producer shouldn't be presented on the Russian market.

2. Production has to have at least one unique item for the Russian market.

3. The producer has to accept price model which will exist for his product in the Russian market – the shelf price, the price for a network, the price for sub distributor.

4. Lepota Inc. has to be the exclusive representative for the producer on the Russian market.

5. Terms of delivery have to be stipulated in a contract and meet requirements of both parties (certification, names, stickers, packing, an invoice, the packing list, logistics, marketing material, time schedules.)

6. There has to be a development plan across the Russian Federation territories with the chosen networks and sub. distributors. The plan  should include quantity of covered outlets   and a plan of purchase with the producer, for a term of not less than 3 years.

7. Once the above-mentioned points are coordinated and agreements are suitable to all parties  contract is signed by both sides in Russian and English.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We presently have only one customer.  As our business is established and grows, we intend to add additional customers so that we will not continue to rely on one or few major customers.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

Our products will meet Russian regulations subject to our industry.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Briefly about the rules of certification:

1. The conformity assessment of perfume and cosmetic products shall be carried out by the manufacturer of products duly registered pursuant to the established procedure.

2. The conformity assessment of perfumery and cosmetic products shall be conducted by means of confirmation in the form of declaration on the basis of evidences obtained with participation of an accredited testing center and own evidences.

The declaration of conformity of perfume and cosmetic products to this technical regulation shall be executed for one or more product names of one title and shall be valid up to the moment of making changes to the name of the product and / or product formulation that result in changes of safety performance.

3. The conformity assessment of perfume and cosmetic products shall be carried out by means of the state registration with the issuance of the certificate of state registration of products.

4. The state registration of perfume and cosmetic products shall be carried out at the stage of putting into production, and as to the perfume and cosmetic products imported to the customs territory - before its entry to the customs territory.

The state registration of products shall be carried out by the body authorized by the Party in the area of sanitary and epidemiological welfare of the population (hereinafter - registration body), referenced herein:
"NORTH-CAV TEST 2004"
Company is headquartered in Russia, in Rostov Oblast, city of Rostov-on-Don.
BIN: 1046164004567
VAT number: 6164219360
It is a nationaly recognized testing laboratorie.
The company "NORTH-CAV TEST 2004" performs:
- Product testing, certification and research (main activity).
- Market research and public opinion polling.
- Certification of products and services.

Other activity in technical control, testing and analysis that company performs:

- Product Certification Body and Services (ROSS RU.0001.10AE58), which conducts conformity assessment (certification) products, registration of the declaration in the GOST R system and compliance with technical regulations of the Russian Federation and the Customs Union. Company provides advisory and consultancy services in the field of technical regulation.

- Research Laboratory Center (accreditation certificate № ROSS RU.0001.517335 from 15.08.2011 to 08.15.2016), entered in the register of the Health Ministry of the Russian Federation (registration number 1893 of 28.06.2011) for work on the assessment of workplaces.

Currently, LLC "Sev-CAV TEST 2004" claims to be one of the leading accredited certification bodies of products and services in the South of Russia. The scope of accreditation of "Past-CAV TEST 2004" includes list of products subject to mandatory certification, declaration.

For issuance of the state registration certificate the applicant shall submit the following documents:

- The application;

- Copies of the documents in accordance with which products are manufactured (technical documents and / or the list of ingredients included in the perfume and cosmetic products, with indication of the concentration of ingredients certified by the applicant;

- Written notification of the manufacturer that the products manufactured by it meet the requirements of the documents, in accordance with which they are made. The certificate of quality of the manufacturer for the products certified by the manufacturer or manufacturer's letter shall be accepted as notification;

- Copies of the documents containing the organoleptic as well as physical and chemical characteristics of products certified by the applicant.

Briefly about the requirements of customs authorities:

1.

All products imported to the territory of the Russian Federation shall be certified.

2.

It is necessary to sign supply contract with manufacturer with its translation into Russian.

3.

It is necessary to have documents confirming the payment for imported goods.

4.

The names of products shall be the same as in the following documents: invoice, packing list,   certificate of compliance, the sticker (translation into Russian).

5.

The lot weight shall be the same as the information on the packing list.

6.

Documents for lot of imported products shall strictly comply with all the standards adopted in the Russian Federation.

A licensed customs broker shall accompany a lot of imported products.

If  any of the above listed requirements are not fulfilled we will be restricted from the import of our proposed products.

List of regulations that could restrict the import of our products to Russia:

·

Presence of goods falling under the category of prohibited for import by Decision of ECE Board dated August 16, 2012 № 134.

·

Absence of some or all trade documents describing the quality of the goods (quality certificate, inspection records, product passport, safety data sheets, other technical documentation).

·

Incorrectly filled insurance documents (insurance policy, insurance certificate, provisional declaration - Bordereau, cover note).

·

Incorrectly filled transport documents - application for transportation, shipping instruction, international waybills (CMR, AWB, BILL OF LADING).

·

Absence or incorrect filling of following documents: payment banking documents - transaction passport, payment orders on customs operations, bank guarantee, currency payment order, receipt on currency debit, SWIFT, commercial letter of credit, bank draft, bill of exchange.

·

Absence of accompanying cargo documents, cargo forwarding documents, transport and shipping packing lists, commercial invoices, export declarations, certificates of origin, approvals.

·

At customs clearance, absence of necessary documents confirming the information contained in the customs declaration: foundation documents and credentials of the customs applicant, foreign economic contract with all annexes, contract for the transportation, documents confirming HS code of transport facility, documents confirming the customs value of the goods.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee,of which acts as our executive officer, namely, Iurii Iurtaev. Iurii is devoted to our business and currently is responsible for sourcing suppliers of cosmetics, as well as identifying additional distributors and retailers that may be interested in becoming our customers.

Emerging Growth Company Status under the JOBS Act

Lepota, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•

The first fiscal year after its annual revenues exceed $1 billion;

•

The first fiscal year after the fifth anniversary of its IPO;

•

The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

•

The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•

Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•

Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•

Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•

Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•

Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

•

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•

Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•

The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at Lelushenko 11, Unit 65, Rostov on Don, Russian Federation 344000. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or  other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intende to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, December 9, 2013, to July 31, 2014 can be found on page F-1. The financial statement for the period from November   1, 2014 till January 31, 201 5 are include at the end of this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $ 12,491 in miscellaneous expenses through January 31, 201 5 .

The following table provides selected financial data about our company for the period from the date of incorporation through July 31, 2014 and  through January 31,201 5. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	July 31, 2014

Cash	$3,495
Total assets	$3,495
Total liabilities	$3,845
Shareholders' equity	$(349)

The following  financial information  for the period from July31, 2014 till January 31, 201 5

Balance Sheet Data:	January 31, 201 5

Cash	$(47)
Total assets	$(47)
Total liabilities	$7,445
Shareholders' equity	$(7,491)

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

Our plan for the next 12 months follows.  In order to carry out this plan, we aim to sell 100% of the shares offered under this offering.  If fewer shares are sold, we will reduce expenditures for these activities as set forth under “Use of Proceeds.”

1. Rent an office, execute a lease agreement, buy office furniture and office equipment, to include secretary and a bookkeeper.

2. Conclude a supplying contract with a store.

3. Invite focus groups to determine the need for updates on the market of cosmetic products with the help of an advertising agency.

4. Analysis of data, determining the criteria for marketable cosmetics products. Advance Internet search for products satisfying the criteria.

5. Visit international exhibitions which present products and companies producing cosmetics, household chemicals, perfumes and household goods with the secretary or interpreter if needed to collect contact information and product samples.

7. Hold additional focus groups to identify additional brands for import.  Schedule dates for contract negotiations with potential additional suppliers.

8. Meetings with supplier company management. Topics for negotiation would include range of pricing models, certification stickers for Russian buyers, payment terms, delivery terms. The object of the meetings would be to negotiate and sign an exclusive supply agreement.

9.  Research concerning customs broker identification documents required for certification of products selected for the first delivery.

10. Addition of company marketing staff with development of marketing activity, point of sale materials (POSM) and customer presentation packages.

11.  Marketing research and questioning of consumers. Work out price lists, exhibition catalogs, brochures and plan for promotion. Advertising in the media and Internet.

12. Presentations on the new products with potential customers

13. Conclusion of contracts with a warehouse and transportation company.

The following table sets forth our plan of operations as it may be effective by the percentage of the Offering that is sold.

№ of month	Articles of monthly expenditure	Amount $ Month Total	Amount $ Month total	Amount $ Month Total	Amount $ Month Total
1	Rent an office, execute a lease agreement, buy office furniture and office equipment. Secretary & Book keeper. Running expences	8,700	22,300	31,900	32,400
2	Conclude a supplying contract with a store. Running expences	950	1200	1900	2700
3	Invite focus groups to determine the need for updates on the market of cosmetic products with the help of an advertising agency. Running expences	1150	1600	2700	4100
4	Analysis of data, determining the criteria for marketable cosmetics products. Advance Internet search for products satisfying the criteria. Running expences	1050	2100	3100	3900
5	Visit international exhibitions which present products and companies producing cosmetics, household chemicals, perfumes and household goods with the secretary or interpreter if needed to collect contact information and product samples. Running expences	1200	1700	2700	3500
6	Hold additional focus groups to identify additional brands for import. Schedule dates for contract negotiations with potential additional suppliers. Running expences	1150	2100	3200	4700
7	Meetings with supplier company management. Topics for negotiation would include range of pricing models, certification stickers for Russian buyers, payment terms, delivery terms. The object of the meetings would be to negotiate and sign an exclusive supply agreement. Running expences	1050	1400	2300	3400
8	Research concerning customs broker identification documents required for certification of products selected for the first delivery. Running expences	1050	1400	2300	3100
9	Addition of company marketing staff with development of marketing activity, point of sale materials (POSM) and customer presentation packages. Running expences	3750	8600	12700	18500
10	Marketing research and questioning of consumers. Work out price lists, exhibition catalogs, brochures and plan for promotion. Advertising in the media and Internet. Running expences	1650	2600	4600	9200
11	Presentations on the new products with potential customers. Running expences	1150	2100	3700	7200
12	Conclusion of contracts with a warehouse and transportation company. Running expences	1050	1400	2000	3600
13	Begin sales. Running expences	1100	1500	1900	3700
	Total 13 months	25000	50000	75000	100000

LIQUIDITY REQUIREMENTS

At January 31, 201 5 we had $ (47)  of cash.  Our cash needs have so far been met by loans from Mr. Iurtaev, who has no obligation to continue funding our operations.  We plan to meet our cash needs during the 13 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer.  As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer.

GOING CONCERN

In our audited financial statements as of July 31, 2014 we were issued an opinion by our auditors that raised substantial doubt about our ability to  continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Education, extensive experience and qualifications of our director Iurii Iurtaev in a position of director, manager or supervisor,  in the past ten years, and leading number other companies, brought us to conclusion that he is qualified for the position for a director of our company

Considerable experience of Rene Lawrence as a supervisor, coordinator and general manager at various companies led us to conclusion that he is qualified to serve as our secretary.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Iurii Iurtaev	38	President,
Lelushenko 11, Unit 65		Chief Financial Officer,
Rostov-on-Don		Chief Executive Officer,
Russian Federation 344000		Sole Director

Rene Lawrence	35	Secretary
80 Whitmore Gardens
London NW105HJ
England, United Kingdom

Our Director Iurii Iurtaev:

 Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Iurii Iurtaev

Education:

Higher, Don State Technical University

1993-1999 Faculty – Automation and informatics

Specialty - programmer

Work

(listed in inverse chronology):

1.

2012 up to now “YuDiCom” Ltd.

Capacity: Director in sales

1.

Identification of needs of drogerie format networks.

2.

Finding of products meeting the specified conditions at foreign market. (Search of company producing necessary products is carried out by means of visit to exhibitions and by internet)

3.

Focus group realization. Determination of price model of selected products.

4.

conducting of negotiations with producing company. Determination of the product positioning at Russian market and its price model.

5.

Signing of contract at agreement of the price model and marketing from the both parties.

6.

Coordination of the first supply (name, stickering, certificates, custom clearance, delivery). Control over the next supplies.

7.

Position in Russia network. Control over brand manager work on the territory.

2.

2007-2012 “YuDiCom” LTD.

Capacity: Brand director in product promotion of “Kalina” and “Kalina Décor” concern.  Numerous contracts were negotiated during the 2010-2012 time frame.

Obligations:

1.

Interaction with supplier representative.

2.

Control of work of trade representatives.

3.

TT monitoring.

4.

Planning of annual budget.

5.

Development of new territories.

6.

Debit indebtedness.

7.

TT training.

3.

2004-2007 “Crocus” Ltd.

Capacity: Trade representative of “YuDiCom” Ltd, “Kalina” division

Obligations: Promotion of “Kalina” concern products on the basis of

“YuDiCom” Ltd. Distributor

·

Work at trade sites of retail and wholesale categories, control and making orders with customers, achievement of high-quality distribution, money collection, planning of working week schedule, making of plan of visiting, monitoring of territory, search of new customers.

·

Since 2995 work with all key networks dedicated for “YuDiCom” Ltd. Entering alterations into specifications, conducting of negotiations with networks on matrix expansion, making of orders with goods managers and heads, goods layout, control of merchandiser, conducting of reconciliation acts, control over debit indebtedness.

·

Since 2007 Deputy brand director of marketing department on promotion of “Kalina” concern products.

Additional obligations:

-

Maintenance of internal accounts.

-

Control and analysis of distribution level in TT.

-

Customer base administration.

4.

2003-2004 “Advertising Space” Ltd.

Capacity: Advertising manager of “Advertising Space” Ltd.

Obligations: Finding of customers, development of advertising actions, solution of set tasks.

5.

2001-2003 “Metro” Ltd.

Capacity: Administrator of shops “Headgear” in “Metro” TC and “21 Century”

Obligations: Selection of shop assistants, purchase of equipment, selection of goods group, document execution, conducting of accounting, goods acceptance, payment to suppliers for sale.

6.

1998-2005 “Funky Bit” Ltd.

Capacity: Promoter (organization and control over performing artists)

Obligations: Organization of corporate parties, promotion actions, exhibitions, festivals, conducting of negotiations with customer, accompanying of promoting artists at shows, participation in show programs. I took part in organization of events of major Russian and international  companies, in election  campaigns of deputies and governors.

Additional skills

-

Driver license of B category

-

Computer proficiency

-

I have the experience in organization of work in Company of Homeowners

Training, courses

2014   “Basics of managerial activity”

South Software Company, “Key skills of management”

2013   Open Flash Point

Up-marketing “Management in marketing and sales” by Vadim Shiriaev

2007   Training in sales, conducting of presentations.

“Kalina” concern, the best trade representative

Our Secretary Rene Lawrence:

1996 Battersea Technology College London, U.K.

·

GCSE’s

1996-1999 Richmond School of Art

·

GNVC in Art & Design (Distinction)

2003-2004 IMW (Islington Music Workshop)

·

Music production and audio engineering

2007-2010 Chelsea Football Club

·

Hospitality. Bar supervisor

2008-2011 Paradise Bar

·

Audio visual/sound man. Events coordinator.

2011-current ‘The Shop’ (Bar-restaurant) U.K.

·

General Manager

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director is entitled to $500 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments under his employment agreement. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE (1)

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Iurii	2013	0	0	0	0	0	0	0	0
Iurtaev,	2014	1,500	0	0	0	0	0	0	1,500
President,
CEO, CFO
and Director
Rene Lawrence	2014	0	0	0	0	0	0	0	0

(1)

  Mr. Iurtaev’s salary has been deferred indefinitely.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Iurii Iurtaev	0	0	0	0	0	0	0	0	0
Rene Lawrence	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Iurii Iurtaev	1,500	0	0	0	0	0	1,500
Rene Lawrence	0	0	0	0	0	0	0

•

Mr. Iurtaev’s cash compensation (salary) has been deferred indefinitely.

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We have an employment agreement in place with Iurii Iurtaev, our Director, for a cash salary of $500 per month, effective as of August 2014.  Salary amount is being deferred until the Company is in a position to start payments under his employment agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee, as well as at 75%, 50% and 25% levels of sales. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Assuming 100% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering
Iurii Iurtaev
Lelushenko 11,
Unit 65, Rostov on Don
Russia	0	0	0%	0%

Rene Lawrence
80 Whitmore Gardens
London NW105HJ
England, United Kingdom	5,000,000	4,950,000	100%	33%

All Officers and
Directors as a Group	5,000,000	4,950,000	100%	33%

Assuming 75% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering
Iurii Iurtaev
Lelushenko 11,
Unit 65, Rostov on Don
Russia	0	0	0%	0%

Rene Lawrence
80 Whitmore Gardens
London NW105HJ
England, United Kingdom	5,000,000	4,962,500	100%	39.7%

All Officers and
Directors as a Group	5,000,000	4,962,500	100%	39.7%

Assuming 50% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering
Iurii Iurtaev
Lelushenko 11,
Unit 65, Rostov on Don
Russia	0	0	0%	0%

Rene Lawrence
80 Whitmore Gardens
London NW105HJ
England, United Kingdom	5,000,000	4,975,000	100%	49.75%

All Officers and
Directors as a Group	5,000,000	4,975,000	100%	49.75%

Assuming 25% of Offering sold:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering
Iurii Iurtaev
Lelushenko 11,
Unit 65, Rostov on Don
Russia	0	0	0%	0%

Rene Lawrence
80 Whitmore Gardens
London NW105HJ
England, United Kingdom	5,000,000	4,987,500	100%	66.5%

All Officers and
Directors as a Group	5,000,000	4,987,500	100%	66.5%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act, and 50,000 of which share are being registered under this Registration Statement on Form S-1. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company  as we have a definite business plan and have undertaken substantial activity to visit potential suppliers and customers and have already entered into two material agreements with  customers.

Our principal shareholder has plans to sell 50,000 of his shares in this offer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 22, 2014 the Company issued a total of 5,000,000 shares of common stock to Mr. Rene Lawrence for cash at $0.001 per share for a total of $5,000.

We have an employment agreement with Mr. Iurtaev which provides for a salary of $500 per month, presently deferred.

  As of January 31, 2015, the Company had a loan outstanding with the Company’s sole director in the amount of $3,600. The loan is non-interest bearing, due upon demand and unsecured.

 On  July 22, 2014, the Company had a loan outstanding with the Company’s shareholder in the amount of $3,845.

Mr. Iurtaev provides our office facilities at a rent of $700 per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JULY 31, 2014

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of July 31, 2014	F-2

Statements of Operations for the year ended
July 31, 2014	F-3

Statements of Stockholders’ Equity as of July 31, 2014	F-4

Statements of Cash Flows for the year ended
July 31, 2014	F-5

Notes to the Financial Statements	F-6 - F-10

HARRIS & GILLESPIE CPA’S, PLLC

CERTIFIED PUBLIC ACCOUNTANT’S

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Lepota Inc.

We have audited the accompanying balance sheet of Lepota Inc. (A Development Stage Company) as of July 31, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lepota Inc. (A Development Stage Company) as of July 31, 2014 and the results of its operations and cash flows for the period then in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ HARRIS & GILLESPIE CPA’S, PLLC

Seattle, Washington

August 25, 2014

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS AS OF JULY 31, 2014

ASSETS	July 31, 2014
Current Assets
Cash	$3,495
Total Current Assets	$3,495

Total Assets	$3,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Loan	$3,845
Total Liabilities	$3,845

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Accumulated Deficit	(5,349)
Total Stockholders’ Equity	(349)

Total Liabilities and Stockholders’ Deficit	$3,495

See accompanying notes to financial statements.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIODS YEAR ENDED JULY 31, 2014

Year ended July31, 2014

REVENUES	$0

OPERATING EXPENSES
General and administrative expenses	5,349
TOTAL OPERATING EXPENSES	5,349

LOSS FROM OPERATIONS	(5,349)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(5,349)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000

See accompanying notes to financial statements.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIODS FROM SEPTEMBER 12, 2013 (INCEPTION) TO JULY 31, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, December 9, 2013	-	$0	$0	$0	$0

Founders' shares issued for cash at 0.001 per share	5,000,000	5,000	-	-	5,000

Net loss for the year ended July 31, 2014	-	-	-	(5,349)	(5,349)

Balance, July 31, 2014	5,000,000	$5,000	$0	$(5,349)	$(349)

See accompanying notes to financial statements.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

YEAR ENDED JULY 31, 2014

Year ended July31,2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(5,349)

Net Cash flows used in operating activities	(5,349)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	$0

CASH FLOWS FROM FINANCING ACTIVITIES
Capital stock	5,000
Loan	3,845
Net Cash Provided by Financing Activities	8,845

Net Increase in Cash	3,495

CASH, END OF PERIOD	$3,495

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Lepota Inc. was incorporated under the laws of the State of Nevada on December 9, 2013.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies under ASC 915. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

The Company has elected a July 31 as fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company  has $3,495 of cash as of July 31, 2014.

Fair Value of Financial Instruments

In accordance with ASC 820, the Company’s financial instruments consist of cash and cash equivalents and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

In July, 2006, the FASB issued ASC 740, “Accounting for Uncertainty in Income Taxes”, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties.  Under this pronouncement, the Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. ASC 740 became effective for the Company as of July 31, 2014 and had no material impact on the Company’s financial statements.

The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2014.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

The loan is unsecured, non-interest bearing and due on demand. The balance due to the shareholder was $3,845 as of July 31, 2014.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized. There were 5,000,000 shares of common stock issued and outstanding as of July 31, 2014.

On July 22, 2014, the Company issued 5,000,000 shares of common stock to the Company’s founder for cash proceeds of $5,000 at $0.001 per share.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 – INCOME TAXES

As of July 31, 2014, the Company had net operating loss carry forwards of approximately $3,845 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $3,495 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

The provision for Federal income tax consists of the following:

2014
Federal income tax benefit attributable to:
Current operations	$1,188
Less: valuation allowance	$(1,188)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2014
Deferred tax asset attributable to:
Net operating loss carryover	$1,188
Less: valuation allowance	$(1,188)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $3,845 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

LEPOTA INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF JULY 31, 2014

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to July 31, 2014 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JANUARY 31, 2015

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED FINANCIAL STATEMENT

FOR THE THREE MONTH PERIOD ENDED JANUARY, 31, 2015 (UNAUDITED)

TABLE OF CONTENTS

JANUARY  31, 2015

Condensed balance Sheets (unaudited)  as of January 31,and last fiscal year ended July 31, 2014 (audited) .                     F-1

Condensed statements of Operations (unaudited) for the three month   ended

January 31,  2015 and for the six month period from August, 2014 to January,2015                                                                  F-2

Condensed Statements of Cash Flows (unaudited)  for the three month ended

January 31, 2015 and for the six month period from August, 2014 to January, 2015                                                                  F-3

Notes to the Financial Statements

F-4 - F-8

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

AS OF JANUARY 31, 2015 AND LAST FISCAL YEAR ENDED JULY 31, 2014

ASSETS	January 31, 2015 (unaudited)	Last fiscal year end July 31, 2014(audited)
Current Assets
Checking/Savings	$ (47)	$ 3,495
Total Current Assets	$ (47)	$ 3,495

Total Assets	$ (47)	$ 3,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Loan from Director	$ 3,600
Loan from Shareholder	$ 3,845	$ 3,845
Total Liabilities	$ 7,445	$ 3,845

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	$ 5,000	$ 5,000
Accumulated deficit during the development stage	$ (12,492)	$(5,349)

Total Stockholders’ Equity(Deficit)	$ (7,491)	$ (349)

Total Liabilities and Stockholders’ Equity	$ (47)	$ 3,495

See accompanying notes to financial statements.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE  THREE MONTH PERIOD ENDED JANUARY 31, 2015

AND FOR THE  SIX MONTH PERIOD  FROM AUGUST, 2014 TO JANUARY , 2015

	Three month ended January 31, 2015 (unaudited)	Six month period from August, 2014 to January,2015 (unaudited)

REVENUES	$ 0	$ 0
EXPENSES
Bank Service Charges	$ 189	$ 550
Office Supplies
Administrative expenses and professional fee	$ 1,684	$ 6,592
TOTAL OPERATING EXPENSES	$ 1,872	$ 7,142

LOSS FROM OPERATIONS	$ (1,872)	$ (7,142)

NET LOSS OPERATION ACTIVITIES	$ (1,872)	$ (7,142)

See accompanying notes to financial statements.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTH ENDED JANUARY 31, 2015

AND FOR THE SIX MONTH PERIOD FROM AUGUST, 2014 TO JANUARY, 2015

Six month period from August, 2014 to January, 2015 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (7,142)
Net cash used in operating activities	$ (7,142)

FINANCIAL ACTIVITIES
Loan from Director	$ 3,600
Loan from Shareholder
Capital Stock

Net cash flows provided by Financing Activities	$ 3,600

Net Increase (Decrease) in Cash	$ (3,542)

CASH AT BEGINNING OF PERIOD	$ 3,495
CASH, END OF PERIOD	$ (47)

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2015

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Lepota Inc. (the "Company" or “Lepota”) was incorporated under the laws of the State of Nevada on December 9, 2013.

  Our primary business will be the import of cosmetics into the Russian Federation and distribution of the products through shops and drugstores. We have concluded agreements with InterBeauty, LLC and South Distribution Company for distribution of the products.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies under ASC 915. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  The Company has elected a July 31 fiscal year end.

Fair Value of Financial Instruments

In accordance with ASC 820, the Company’s financial instruments consist of cash and cash equivalents and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2015

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

In July, 2006, the FASB issued ASC 740,  “Accounting for Uncertainty in Income Taxes” , which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties.  Under this pronouncement, the Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. ASC 740 became effective for the Company as of July 1, 2008 and had no material impact on the Company’s financial statements.

The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2015

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2015.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Lepota Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing mergers with existing operating companies.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2015

NOTE 4 – DIRECTOR’S LOAN

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of January 31, 2015, the Company had a loan outstanding with the Company’s sole director in the amount of $3,600. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – RELATED PARTY TRANSACTIONS

On July 19, 2014 the Company issued a total of 5,000,000 shares of common stock  for cash at $0.001 per share for a total of $5,000.

As of July 22, 2014, the Company had a loan outstanding with the Company’s shareholder in the amount of $3,845.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

There were 5,000,000 shares of common stock issued and outstanding as of July 19, 2014.

As of January 31,2015, there were 5,000,000 shares of common stock issued and outstanding.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

 The Company was not subject to any legal proceedings during the period from July 31, 2013 to January 31, 2015 and no proceedings are threatened or pending to the best of our knowledge and belief.

Three Months Period Ended January 31, 2015 and last fiscal year end July 31, 2014

Our net loss for  period ended January 31, 2015 is $12,491 and $5,349 for the last fiscal end  July  31, 2014.  During the three month periods ended January 31, 2015 and fiscal year ended July 31,2014  we have not generated any revenue.

During the three months period ended January 31, 2015, our operating expenses were administrative expenses and professional fees of $1,684, and bank service charge $ 189.   During  the fiscal year ended  July 31, 2014, our operating expenses were general and administrative expenses $5,349.

NOTE 8 – INCOME TAXES

As of January 31, 2015, the Company had net operating loss carry forwards of approximately $12,491 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

LEPOTA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2015

The provision for Federal income tax consists of the following:

2014
Federal income tax benefit attributable to:
Current operations	$ 1,188
Less: valuation allowance	$ (1,188)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2014
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,188
Less: valuation allowance	$ (1,188)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $12,492 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to January 31, 2015 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$13
Legal and Professional Fees	$3,500
Accounting and auditing	$5,000
Transfer Agent fees	$1,000
EDGARization	$487
TOTAL	$10,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding,

including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 22, 2014 the Company issued a total of 5,000,000 shares of common stock to Rene Lawrence for cash at $0.001 per share for a total of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
10.1	Contract dated March 3, 2014 with InterBeauty LLC
10.2	Company Services Agreement with Iurii Iurtaev dated December 9, 2013
10.3 10.4	Contract dated November 20, 2014 with South Distributing Company Extension of InterBeauty Contract dated March 3, 2015*
23.2	Consent of Independent Auditor
23.3	Consent of Counsel (See Exhibit 5)
99	Subscription Agreement

__________

*Filed herewith

ITEM 17. UNDERTAKINGS.

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 19, 2015.

Lepota, Inc., Registrant

By:	/s/ Iurii Iurtaev
Iurii Iurtaev, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Iurii Iurtaev	Chief Executive Officer	Ma y 19 , 2015
Iurii Iurtaev	Title	Date

/s/ Iurii Iurtaev	Chief Financial Officer	Ma y 19, 2015
Iurii Iurtaev	Title	Date

/s/ Iurii Iurtaev	Principal Accounting Officer	May 19, 2015
Iurii Iurtaev	Title	Date